UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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FRANKLIN FINANCIAL NETWORK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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722 COLUMBIA AVENUE Franklin, TN 37064 phone (615) 236-2265 fax (615) 236-8399

Dear Shareholder:

You are cordially invited to attend the 2019 annual meeting of shareholders, which will be held on Thursday, May 23, 2019 at 9:30 a.m. Central Time at the main office of Franklin Synergy Bank in the Musgrove Auditorium, which is located at 722 Columbia Avenue, Franklin, Tennessee 37064.

The notice and proxy statement on the following pages contain details concerning the business to come before the meeting.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules again this year. We believe that providing our proxy materials over the Internet increases the ability of our shareholders to connect with the information they need, while reducing the environmental impact of our annual meeting and the cost to the Company associated with the physical printing and mailing of proxy materials.

Regardless of whether you plan to attend the 2019 annual meeting in person, please vote and submit your proxy as soon as possible via the Internet, by telephone, or if you have requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. This will not prevent you from voting in person at the meeting, but will help to secure a quorum and avoid added solicitation costs. If you decide later to attend the meeting, you may withdraw your proxy at any time and vote your shares in person.

By Order of the Board of Directors

J. Myers Jones, III

Interim Chief Executive Officer

722 COLUMBIA AVENUE Franklin, TN 37064 phone (615) 236-2265 fax (615) 236-8399

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 23, 2019

To the Shareholders of Franklin Financial Network, Inc.:

NOTICE IS HEREBY GIVEN that we will hold the 2019 annual meeting of shareholders of Franklin Financial Network, Inc., a Tennessee corporation (“FFN” or the “Company”), on Thursday, May 23, 2019 at 9:30 a.m. Central Time, at the main office of Franklin Synergy Bank in the Musgrove Auditorium, which is located at 722 Columbia Avenue, Franklin, Tennessee 37064. The 2019 annual meeting is being held for the following purposes:

1.	To elect nine directors to serve on our board of directors for a one-year term; and

2.	To ratify the selection of Crowe LLP as our independent auditor for 2019.

Shareholders also will transact any other business that properly comes before the 2019 annual meeting of shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 AND 2.

Only shareholders of record as of the close of business on March 25, 2019 will be entitled to notice of and to vote at the 2019 annual meeting of shareholders and any adjournment thereof.

We are mailing a Notice of Internet Availability of Proxy Materials to many of our shareholders instead of paper copies of our proxy statement and our annual report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how shareholders can receive a paper copy of our proxy materials, including the proxy statement, our 2018 Annual Report and proxy card.

We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting that you vote as soon as possible. Promptly voting will help ensure that the greatest number of shareholders are present whether in person or by proxy. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. Please review the instructions on each of your voting options described in the proxy statement, as well as in the Notice you received in the mail.

If you attend the annual meeting in person, you may revoke your proxy at the annual meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised. Should you desire to revoke your proxy, you may do so as provided in the accompanying proxy statement.

By Order of the Board of Directors

J. Myers Jones, III

Interim Chief Executive Officer

April 12, 2019

Franklin, Tennessee

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL SHAREHOLDER MEETING

TO BE HELD ON MAY 23, 2019:

The Notice of Internet Availability of Proxy Materials, Notice of Meeting and

Proxy Statements are available free of charge at: www.envisionreports.com/FSB

(i)

722 COLUMBIA AVENUE Franklin, TN 37064 phone (615) 236-2265 fax (615) 236-8399

PROXY STATEMENT FOR

2019 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 23, 2019

We are delivering these proxy materials to solicit proxies on behalf of the board of directors of Franklin Financial Network, Inc., for the annual meeting of shareholders to be held on Thursday, May 23, 2019, beginning at 9:30 a.m. Central Time, at the main office of Franklin Synergy Bank in the Musgrove Auditorium, which is located at 722 Columbia Avenue, Franklin, Tennessee 37064.

We first mailed the Notice of Internet Availability of Proxy Materials to our shareholders on or about April 12, 2019.

Unless the context otherwise indicates, any reference in this proxy statement to “Franklin Financial,” “our company,” “the company,” “us,” “we” and “our” refers to Franklin Financial Network, Inc. together with its consolidated subsidiaries (including Franklin Synergy Bank), any reference to “FFN” refers to Franklin Financial Network, Inc. only and any reference to “FSB” or the “Bank” refers to our banking subsidiary, Franklin Synergy Bank.

At the meeting, our shareholders will vote on proposals to (1) elect nine directors to serve on our board of directors for a one-year term; and (2) ratify the selection of Crowe LLP as our independent auditor for 2019. The proposals are set forth in the accompanying Notice of 2019 Annual Meeting of Shareholders and are described in more detail in this proxy statement. Shareholders also will transact any other business, not known or determined at the time of this proxy solicitation that properly comes before the 2019 annual meeting of shareholders, although our board of directors knows of no such other business to be presented.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 AND 2.

When you submit your proxy by executing and returning the enclosed proxy card, you will authorize the proxy holders—J. Myers Jones, III, Christopher J. Black and Mandy M. Garland—to vote as proxy all your shares of common stock and otherwise to act on your behalf at the 2019 annual meeting of shareholders and any adjournment thereof, in accordance with the instructions set forth therein. These persons also will have discretionary authority to vote your shares on any other business that properly comes before the meeting. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournment of the meeting.

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING OF SHAREHOLDERS

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company will use the Internet as the primary means of furnishing proxy materials to shareholders again this year. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the complete proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.

What is the purpose of the 2019 annual meeting?

At the 2019 annual meeting, shareholders will act upon the following matters:

1.	To elect nine directors to serve on our board of directors for a one-year term; and

2.	To ratify the selection of Crowe LLP as our independent auditor for 2019.

Shareholders also will transact any other business, not known or determined at the time of this proxy solicitation, that properly comes before the 2019 annual meeting of shareholders, although our board of directors knows of no such other business to be presented.

Who is entitled to vote?

Only shareholders of record at the close of business on March 25, 2019, the record date for the 2019 annual meeting, are entitled to receive notice of the 2019 annual meeting and to vote the shares of common stock that they held on that date at the 2019 annual meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on at the 2019 annual meeting.

What constitutes a quorum?

The presence at the 2019 annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum.

As of March 25, 2019, there were 14,574,339 shares of common stock outstanding. Shares held by shareholders present at the 2019 annual meeting in person or represented by proxy who elect to abstain from voting nonetheless will be included in the calculation of the number of shares considered present at the 2019 annual meeting.

What happens if a quorum is not present at the 2019 annual meeting?

If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares of common stock present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.

May I vote my shares in person at the annual meeting?

Yes. You may vote your shares at the annual meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the annual meeting in person, however, in order to assist us in tabulating votes at the annual meeting, we encourage you to vote by using the Internet, telephone, or, if applicable, by returning a proxy card.

How do I vote before the annual meeting?

Before the annual meeting, you may vote your shares in one of the following three ways: (1) via the Internet by following the instructions provided in the Notice, (2) by mail, if you requested printed copies of the proxy materials, by filling out the form of proxy card and sending it back in the envelope provided, or (3) by telephone, if you requested printed copies of the proxy materials, by calling the toll free number found on the proxy card. If you requested printed copies of the proxy materials, and properly sign and return your proxy card and return it in the prepaid envelope, your shares will be voted as you direct.

Please use only one of the three ways to vote. If you hold shares in the name of a broker, your ability to vote those shares by Internet or telephone depends on the voting procedures used by your broker, as explained below.

How do I vote if my broker holds my shares in “street name”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), your bank or broker will send you the Notice. Many (but not all) brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. that offers Internet and telephone voting options. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on “discretionary” items but will not be permitted to do so on “non-discretionary” items. Proposal 1 is a non-discretionary item for which a nominee will not have discretion to vote in the absence of voting instructions from you. However, Proposal 2 is a discretionary item on which your nominee will be entitled to vote your shares even in the absence of instructions from you.

Can I change my mind and revoke my proxy?

Yes. To revoke a proxy given pursuant to this solicitation, you must:

•	sign another proxy with a later date and return it to our Corporate Secretary at Franklin Financial Network, Inc., 722 Columbia Avenue, Franklin, Tennessee 37064 at or before the annual meeting;

•	provide our Corporate Secretary with a written notice of revocation dated later than the date of the proxy at or before the annual meeting;

•	re-vote by using the telephone following the instructions on the proxy card;

•	re-vote by using the Internet by following the instructions in the Notice; or

•	attend the annual meeting and vote in person—note that attendance at the annual meeting will not revoke a proxy if you do not actually vote at the annual meeting.

What are the Board’s recommendations?

Our board of directors unanimously recommends that you vote:

1.	“FOR” the election of nine directors to serve on our board of directors for a one-year term; and

2.	“FOR” ratification of the selection of Crowe LLP as our independent auditor for 2019.

What happens if I do not specify how my shares are to be voted?

If you sign and return your proxy card or complete the telephone or Internet voting procedures but do not specify how you want to vote your shares, your shares will be voted “FOR” each of Proposals 1 and 2.

Will any other business be conducted at the 2019 annual meeting?

As of the date hereof, our board of directors knows of no business that will be presented at the annual meeting other than the proposals described in this proxy statement. If any other business is properly brought before the 2019 annual meeting, the proxy holders will vote your shares in accordance with their best judgment.

What vote is required to approve each item?

1.

The director nominees will be elected to serve on our board of directors for a term of one year if they receive a plurality of the votes cast on the shares of common stock present in person or represented by proxy at the 2019 annual meeting and entitled to vote on the subject matter. This means that the director nominees will be elected if they receive more votes than any other person at the 2019 annual meeting. If you vote to “Withhold Authority” with respect to the election of one or more director nominees, your shares of common stock will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

2.

The selection of Crowe LLP as our independent auditor for 2019 will be ratified if a majority of the shares of common stock present in person or represented by proxy at the 2019 annual meeting and entitled to vote on the subject matter are voted in favor of the proposal.

How will Abstentions and Broker Non-Votes be Treated?

You do not have the option of abstaining from voting on Proposal 1, but you may abstain from voting on Proposal 2. With respect to Proposal 1, because the directors are elected by a plurality vote, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option on the proposal. In the case of an abstention on Proposal 2, your shares of common stock would be included in the number of shares of common stock considered present at the meeting for the purpose of determining whether there is a quorum but will not be voted on this proposal. If a quorum is present, abstentions will have the same effect as a vote against the proposal.

Broker non-votes occur when a brokerage firm, bank, or other nominee does not vote shares that it holds in “street name” on behalf of the beneficial owner because the beneficial owner has not provided voting instructions to the nominee with respect to a non-discretionary item. Proposal 1 is a non-discretionary item for which a nominee will not have discretion to vote in the absence of voting instructions from you. However, Proposal 2 is a discretionary item on which your nominee will be entitled to vote your shares of common stock even in the absence of instructions from you. Accordingly, it is possible for there to be broker non-votes with respect to Proposal 1, but there will not be broker non-votes with regard to Proposal 2. In the case of a broker non-vote, your shares of common stock would be included in the number of shares of common stock considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares of common stock not entitled to vote, would not have any effect on the outcome of the vote on Proposal 1.

How can I find the voting results of the annual meeting?

We will include the voting results in a Current Report on Form 8-K, which we will file with the SEC no later than four business days following the completion of the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 25, 2019, unless otherwise indicated, for (i) each person known by us to beneficially own more than five percent of our common stock in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended; and (ii) each of our directors; each of our director nominees; each of our named executive officers; and all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with rules and regulations of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares of common stock subject to options and restricted stock currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding the options or restricted stock but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names.

Unless otherwise indicated, the address of each of the individuals named in the table below under “Named Executive Officers, Directors and Director Nominees” is c/o Franklin Financial Network, Inc., 722 Columbia Avenue, Franklin, Tennessee 37064.

	Shares Beneficially Owned
Name	Number		Percentage(1)
5% Shareholders:
BlackRock, Inc.	1,920,571	(2)	13.2%
The Vanguard Group	778,422	(3)	5.35%
Dimensional Fund Advisors LP	751,678	(4)	5.18%
Named Executive Officers, Directors and Director Nominees:
Jimmy E. Allen	133,288	(5)	*
Sally E. Bowers	49,184	(6)	*
Henry W. Brockman, Jr.	76,665	(7)	*
James W. Cross, IV	46,665	(8)	*
Richard E. Herrington(9)	439,556	(10)	3.02%
Dr. David H. Kemp	331,401	(11)	2.27%
David J. McDaniel	54,637	(12)	*
Dr. Anil C. Patel	157,657	(13)	1.08%
Paul M. Pratt, Jr.	38,680	(14)	*
Pamela J. Stephens	40,698	(15)	*
Melody J. Sullivan	45,340	(16)	*
Gregory E. Waldron	94,588	(17)	*
Benjamin P. Wynd	18,017	(18)	*
All Executive Officers and Directors as a group (18 persons)	1,711,704		11.7%

*	Amount represents less than 1.0% of outstanding common stock.
(1)

Based on 14,574,339 shares of common stock outstanding on March 25, 2019, plus shares that can be acquired through the exercise of options within 60 days thereafter by the specified individual or group.

(2)

This disclosure is based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 28, 2019, reporting beneficial ownership as of December 31, 2018. BlackRock, Inc. reported it has sole voting power over 1,886,725 of the shares and sole dispositive power over 1,920,571 of the shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)

This disclosure is based on a Schedule 13G filed with the SEC by The Vanguard Group on February 11, 2019, reporting beneficial ownership as of December 31, 2018. The Vanguard Group reported it has sole voting power over 13,320 of the shares and sole dispositive power over 766,108 of the shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)

This disclosure is based on a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 8, 2019, reporting beneficial ownership as of December 31, 2018. Dimensional Fund Advisors LP reported it has sole voting power over 710,199 of the shares and sole dispositive power over 751,678 of the shares. The address for The Vanguard Group is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)

Includes 114,874 shares of our outstanding common stock beneficially owned by Mr. Allen. Also includes 18,414 shares of common stock issuable upon the exercise of options exercisable on March 25, 2019 or within 60 days thereafter. Mr. Allen also has 2,700 shares of restricted stock vesting on March 25, 2019 or within 60 days thereafter and 5,400 shares of unvested restricted stock of which he has the right to vote.

(6)

Includes 38,554 shares of our outstanding common stock beneficially owned by Ms. Bowers and 4,245 shares of common stock issuable upon the exercise of options exercisable on March 25, 2019 or within 60 days thereafter. Ms. Bowers also has 804 shares of restricted stock vesting on March 25, 2019 or within 60 days thereafter, 860 shares of unvested restricted stock of which she has the right to vote, and 6,385 shares of common stock held in our 401(k) Plan.

(7)

Includes 39,475 shares of our outstanding common stock beneficially owned by Mr. Brockman. Also includes 9,125 shares of common stock held by Mr. Brockman’s spouse, and 28,065 shares of common stock issuable upon the exercise of options exercisable on March 25, 2019 or within 60 days thereafter. Mr. Brockman also has 2,700 shares of restricted stock vesting on March 25, 2019 or within 60 days thereafter and 5,400 shares of unvested restricted stock of which he has the right to vote.

(8)

Includes 26,085 shares of our outstanding common stock beneficially owned by Mr. Cross jointly. Also includes 20,580 shares of common stock issuable upon the exercise of options exercisable on March 25, 2019 or within 60 days thereafter. Mr. Cross also has 2,700 shares of restricted stock vesting on March 25, 2019 or within 60 days thereafter and 5,400 shares of unvested restricted stock of which he has the right to vote. Includes 6,985 shares pledged as security for an obligation.

(9)	Mr. Herrington retired from his position as an executive officer of the company and as a member of the board of directors, effective as of March 8, 2019.
(10)

Includes 200,885 shares of our outstanding common stock beneficially owned by Mr. Herrington. Also includes 52,000 shares held by Mr. Herrington’s spouse, 57,300 shares of common stock beneficially owned by Mr. Herrington jointly, and 122,634 shares of common stock issuable upon the exercise of options exercisable on March 25, 2019 or within 60 days thereafter. Mr. Herrington also has 2,976 shares of restricted stock vesting on March 25, 2019 or within 60 days thereafter, 2,976 shares of unvested restricted stock of which he as the right to vote, and 6,737 shares of common stock held in our 401(k) Plan.

(11)

Includes 180,020 shares of our outstanding common stock beneficially owned by Dr. Kemp. Also includes 140,756 shares held by Dr. Kemp’s spouse, and 10,625 shares of common stock issuable upon the exercise of options exercisable on March 25, 2019 or within 60 days thereafter. Dr. Kemp also has 2,700 shares of restricted stock vesting on March 25, 2019 or within 60 days thereafter and 5,400 shares of unvested restricted stock of which he has the right to vote.

(12)

Includes 14,521 shares of our outstanding common stock beneficially owned by Mr. McDaniel and 37,924 shares of common stock issuable upon the exercise of options exercisable on March 25, 2019 or within 60 days thereafter. Mr. McDaniel also has 1,789 shares of restricted stock vesting on March 25, 2019 or within 60 days thereafter, 2,052 shares of unvested restricted stock of which he has the right to vote, and 2,192 shares of common stock held in our 401(k) Plan.

(13)

Includes 66,102 shares of our common stock beneficially owned by Dr. Patel. Also includes 46,402 shares held by Dr. Patel’s spouse. Also includes options to purchase 45,153 shares of our common stock in connection with the merger of Civic with and into the Bank. Dr. Patel also has 2,700 shares of restricted stock vesting on March 25, 2019 or within 60 days thereafter and 5,400 shares of unvested restricted stock of which he has the right to vote.

(14)

Includes 18,100 shares of our outstanding common stock beneficially owned by Mr. Pratt. Also includes 20,580 shares of common stock issuable upon the exercise of options exercisable on March 25, 2019 or within 60 days thereafter. Mr. Pratt also has 2,700 shares of restricted stock vesting on March 25, 2019 or within 60 days thereafter and 5,400 shares of unvested restricted stock of which he has the right to vote.

(15)

Includes 12,633 shares of our common stock beneficially owned by Ms. Stephens. Also includes 28,065 shares of common stock issuable upon the exercise of options exercisable on March 25, 2019 or within 60 days thereafter. Ms. Stephens also has 2,700 shares of restricted stock vesting on March 25, 2019 or within 60 days thereafter and 5,400 shares of unvested restricted stock of which she has the right to vote.

(16)

Includes 17,725 shares of our outstanding common stock beneficially owned by Ms. Sullivan. Also includes 27,615 shares of common stock issuable upon the exercise of options exercisable on March 25, 2019 or within 60 days thereafter. Ms. Sullivan also has 2,700 shares of restricted stock vesting on March 25, 2019 or within 60 days thereafter and 5,400 shares of unvested restricted stock of which she has the right to vote.

(17)

Includes 79,592 shares of our outstanding common stock beneficially owned by Mr. Waldron. Also includes 2,771 shares of common stock held by Mr. Waldron’s spouse and 12,225 shares of common stock issuable upon the exercise of options exercisable on March 25, 2019 or within 60 days thereafter. Mr. Waldron also has 2,700 shares of restricted stock vesting on March 25, 2019 or within 60 days thereafter and 5,400 shares of unvested restricted stock of which he has the right to vote.

(18)

Includes 8,599 shares of our outstanding common stock beneficially owned by Mr. Wynd. Also includes 226 shares of our common stock held by his children, and 9,192 shares of common stock issuable upon the exercise of options exercisable on March 25, 2019 or within 60 days thereafter. Mr. Wynd also has 2,700 shares of restricted stock vesting on March 25, 2019 or within 60 days thereafter and 5,400 shares of unvested restricted stock of which he has the right to vote.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our securities. Based solely on our review of the copies of these forms received by us or representations from reporting persons, we believe that SEC beneficial ownership reporting requirements for 2018 were met, with the exception of one late Form 4 for James W. Cross, IV, for the exercise of stock options and sale of our common stock on May 22, 2018.

CORPORATE GOVERNANCE

Director Independence

Our amended and restated bylaws require our board of directors to have not less than five directors nor more than 25 directors. The board of directors may determine the number of directors from time to time by the vote of the majority of the whole board. The size of the FFN board of directors is currently set at nine directors. The Tennessee Banking Act and the bylaws of the Bank require the Bank to have a board of directors consisting of not less than five nor more than 25 members. Each of the directors of the Bank during his or her whole term of service must be a citizen of the United States. A majority of the Bank’s directors must reside either within the State of Tennessee or within 100 miles of the location of any branch for at least one year immediately preceding their election and during the entire term of their service as directors. The board of directors of the Bank is currently set at twelve directors.

Under the rules of the New York Stock Exchange (“NYSE”), the national securities exchange on which our common stock is listed, independent directors must comprise a majority of our board of directors. The rules of the NYSE, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. Our board of directors has undertaken a review of the independence of each director based upon these rules. Applying these standards, our board of directors has affirmatively determined that Dr. Patel, Messrs. Allen, Cross, Waldron and Wynd, Ms. Stephens and Ms. Sullivan qualify as independent directors under applicable rules. In making these determinations, our board of directors considered the current and prior relationships that each director and director nominee has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in the section titled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” In addition, in determining that Dr. Patel is independent, our board of directors considered the fact that Dr. Patel’s wife owns a small ownership interest in an entity that receives lease payments from the Company for the Bank’s branch in Nashville acquired in the Company’s merger with Civic Bank & Trust. Our board of directors determined that Dr. Patel’s wife’s interest in that entity would not interfere with Dr. Patel’s exercise of independent judgment in carrying out the responsibilities of a director.

Leadership Structure

Our board of directors meets at least annually, and the board of directors of the Bank meets at least monthly. Our board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of the board. Effective upon the retirement of our former Chairman and Chief Executive Officer, Richard E. Herrington on March 8, 2019, the board of directors appointed J. Myers Jones, III as our Interim Chief Executive Officer and elected James W. Cross, IV as our Chairman. Our board of directors believes it is appropriate to separate the positions of Chairman and Chief Executive Officer at this time because this leadership structure enhances our board’s ability to ensure that the appropriate level of independent oversight is applied to all management decisions. It also permits our Interim Chief Executive Officer to focus on Company operations.

Committees of the Board of Directors

Our board of directors has established the following committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

The purpose of the audit committee is set forth in the audit committee charter and includes assisting the board of directors in overseeing:

•	the quality and integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent auditor’s qualification, performance and independence; and

•	the design and implementation of our internal audit function.

The audit committee consists of Jimmy E. Allen, Pamela J. Stephens, Melody J. Sullivan, Gregory E. Waldron and Benjamin P. Wynd, with Mr. Wynd serving as chairman. Our board has determined each of these members is an independent director under the applicable SEC rules and the NYSE listing standards for audit committee members, and Ms. Sullivan is an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K. Each member of the audit committee has the ability to read and understand fundamental financial statements. The audit committee met nine times in 2018. Our board of directors has adopted a written charter under which the audit committee operates. A copy of the charter, which satisfies the applicable standards of the SEC and the NYSE, is available on our corporate website (www.franklinsynergybank.com), accessible from the “Governance Documents” link on the “Investor Relations” subpage of our website. Information from this website is not incorporated by reference into this proxy statement.

Nominating and Corporate Governance Committee

The purpose of the nominating and corporate governance committee is set forth in the nominating and corporate governance committee charter and includes:

•

identifying individuals qualified to become members of our board of directors, and selecting, or recommending that our board of directors select, the director nominees for each annual meeting of shareholders or to otherwise fill vacancies or newly created directorships on the board of directors;

•	overseeing the evaluation of the performance of our board of directors and management;

•	reviewing and recommending to our board of directors committee structure, membership and operations;

•	developing and recommending to our board of directors a set of corporate governance guidelines applicable to us; and

•	leading our board of directors in its annual review process.

The nominating and corporate governance committee currently consists of Jimmy E. Allen, Pamela J. Stephens, Melody J. Sullivan and Gregory E. Waldron, with Mr. Allen serving as chairman. Our board has determined each of these members is an independent director under the applicable SEC rules and NYSE listing standards. The nominating and corporate governance committee met four times in 2018. Our board of directors has adopted a written charter under which the nominating and corporate governance committee operates. A copy of the charter, which satisfies the applicable standards of the NYSE, is available on our corporate website (www.franklinsynergybank.com), accessible from the “Governance Documents” link on the “Investor Relations” subpage of our website. Information from this website is not incorporated by reference into this proxy statement.

Compensation Committee

The purpose of the compensation committee is set forth in the compensation committee charter and includes:

•	oversight of our executive compensation policies and practices;

•	reviewing and approving, or recommending to our board of directors to review and approve, matters related to the compensation of our Chief Executive Officer and our other executive officers; and

•	overseeing administration and monitoring of our incentive and equity-based compensation plans.

The compensation committee currently consists of Jimmy E. Allen, Pamela J. Stephens, Melody J. Sullivan and Benjamin P. Wynd, with Ms. Stephens serving as chair. Our board has determined each of these members is an independent director under the applicable SEC rules and NYSE listing standards. The compensation committee met four times in 2018. Our board of directors has adopted a written charter under which the compensation committee operates. A copy of the charter, which satisfies the applicable standards of the SEC and the NYSE, is available on our corporate website (www.franklinsynergybank.com), accessible from the “Governance Documents” link on the “Investor Relations” subpage of our website. Information from this website is not incorporated by reference into this proxy statement.

Board of Directors and Committee Meetings

Our board of directors met 13 times during 2018. Each member of our board of directors attended more than 75% of the total number of meetings of our board of directors and its committees on which he or she served during 2018. Members of our board of directors are encouraged to attend the 2019 annual meeting of shareholders. A majority of the members of our board of directors attended the 2018 annual meeting of shareholders either in person or via telephone conference.

Risk Management and Oversight

The board of directors is responsible for engaging external accounting and auditing firms to independently assess critical elements of risk. The audit committee has engaged Crowe LLP to perform the annual financial audit and render an opinion on the fairness of the financial statements. The firm of Elliott Davis Decosimo PLLC performs an annual audit of information systems and internal controls. The firm of BKD, LLP performed loan review on a semi-annual and as-needed basis in 2018. Independent auditors report their findings directly to the audit committee of the board of directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted corporate governance guidelines, which set forth a flexible framework within which our board of directors, assisted by board committees, directs the affairs of our company. The guidelines address, among other things, the composition and functions of our board of directors, director independence, compensation of directors, management succession and review, board committees and selection of new directors.

We have adopted a code of business conduct and ethics applicable to our directors, officers and employees including specific standards and guidelines applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code, and the corporate governance guidelines, is available on our corporate website (www.franklinsynergybank.com), accessible from the “Governance Documents” link on the “Investor Relations” subpage of our website. We expect that any amendments to such code and guidelines, or any waivers of their requirements, will be disclosed on our corporate website and by other means required by SEC and NYSE rules.

Communications with Members of the Board of Directors

The Company’s board of directors has established procedures for the Company’s shareholders and other interested parties to communicate with members of the board of directors. The board of directors has designated a lead independent director, James W. Cross, IV, to preside over executive sessions of the independent members of the board of directors. Any interested party, including shareholders, may communicate with Mr. Cross, or any of the Company’s independent directors, by writing to such director c/o Franklin Financial Network, Inc., 722 Columbia Avenue, Franklin, Tennessee 37064.

Shareholder Nominations

Our nominating and corporate governance committee has no set procedures or policy on the selection of nominees or evaluation of shareholder recommendations and will consider these issues on a case-by-case basis. Our nominating and corporate governance committee will consider shareholder recommendations for director nominees that are properly received in accordance with our bylaws and the applicable rules and regulations of the SEC. Our nominating and corporate governance committee screens all potential candidates in the same manner. Our nominating and corporate governance committee review will typically be based on all information provided with respect to the potential candidate. Our nominating and corporate governance committee has not established specific minimum qualifications that must be met by a nominee for a position on our board of directors or specific qualities and skills for a director. Our nominating and corporate governance committee may consider the diversity of qualities and skills of a nominee, but our nominating and corporate governance committee has no formal policy in this regard. For more information, please see the section below entitled “ADDITIONAL INFORMATION.”

COMPENSATION DISCUSSION AND ANALYSIS

FFN is providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the Jumpstart Our Business Startups (JOBS) Act. FFN’s named executive officers for 2018, which consist of FFN’s principal executive officer and its two other most highly compensated executive officers are:

•	Richard E. Herrington, our former President, Chief Executive Officer and Chairman of the Board (until March 8, 2019);

•	Sally E. Bowers, Executive Vice President, Chief Mortgage Banking Officer of the Bank; and

•	David J. McDaniel, Executive Vice President, Chief Lending Officer, and Williamson County President of the Bank.

Summary Compensation Table

The table below shows the compensation for services in all capacities FFN paid to its Chief Executive Officer and its two other most highly compensated executive officers (which are referred to as named executive officers) during the years ended December 31, 2018 and 2017:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Richard E. Herrington,	2018	$587,001	$25,482	$59,837	$244,080	$94,373	(2)	$1,010,773
Former Chief Executive Officer	2017	$530,880	$25,482	$57,407	$191,947	$78,996		$884,712
Sally E. Bowers, EVP,	2018	$132,934	$0	$15,256	$42,957	$382,400	(3)	$573,547
Chief Mortgage Banking Officer	2017	$132,934	$7,622	$16,920	$41,966	$449,942		$649,384
David McDaniel,	2018	$327,607	$21,509	$41,912	$140,576	$34,940	(4)	$566,544
Executive Vice President, Chief Lending Officer, and Williamson County President of the Bank	2017	$303,672	$14,394	$42,542	$118,265	$32,921		$511,794

(1)

The amounts in the Stock Awards and Option Awards columns represent grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (FASB ASC Topic 718). The assumptions used in determining the values of option awards are provided in Note 15 to FFN’s Consolidated Financial Statements included in FFN’s Annual Report on Form 10-K for the year ended December 31, 2018.

(2)

For 2018, includes: a company car allowance of $11,100; country club membership dues of $19,389; spouse travel of $3,459; 401(k) company matching contributions of $12,367; life insurance and disability premiums of $1,946; director fees of $26,000; split dollar insurance of $8,992 and health insurance premiums of $11,120.

(3)

For 2018, includes: $357,709 in commissions; a company car allowance of $6,000; 401(k) company matching contributions of $5,317; life insurance and disability premiums of $974; split dollar insurance of $4,724, and health insurance premiums of $7,675.

(4)

For 2018, includes: a company car allowance of $4,800; country club membership dues of $1,053; 401(k) company matching contributions of $11,000; life insurance and disability premiums of $2,000; split dollar insurance of $517, and health insurance premiums of $15,570.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of equity awards outstanding as of December 31, 2018 for FFN’s named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard E. Herrington	22,437	—	—	$11.75	06/15/19	5,593	$147,487	—	—
	4,627	—	—	$10.00	07/22/20
	11,735	—	—	$10.50	06/02/21
	21,817	—	—	$12.00	06/01/22
	10,867	—		$13.00	05/31/23				—
	9,302	2,326		$13.50	04/15/24
	5,000	—	—	$13.50	07/31/24
	7,634	5,089	—	$20.69	04/30/25
	6,052	9,079	—	$27.00	04/01/26
	4,620	9,239	—	$37.35	04/14/27
	—	18,080	—	$32.95	04/16/28

Sally E. Bowers	—	699	—	$13.50	04/15/24	1,664	$43,880	—	—
	—	1,407	—	$20.69	04/30/25
	—	2,315	—	$27.00	04/01/26
	—	2,020	—	$37.35	04/14/27
	—	3,182	—	$32.95	04/16/28

David McDaniel	1,500	—	—	$10.50	06/02/21	3,841	$101,287	—	—
	6,328	—	—	$12.00	06/01/22
	3,914	—	—	$13.00	05/31/23
	5,115	1,279	—	$13.50	04/15/24
	4,006	2,671	—	$20.69	04/30/25
	3,522	5,283	—	$27.00	04/01/26
	2,846	5,693	—	$37.35	04/14/27
	—	10,413	—	$32.95	04/16/28

(1)

Options vest in five equal increments beginning on the first anniversary of grant, except for the July 31, 2014 options, which vested in three equal increments and the April 14, 2017 and April 16, 2018 options, which vest in three equal increments.

(2)	The expiration date of each option occurs ten years after the date of grant for each option.
(3)

Restricted stock awards were granted on May 31, 2013, April 15, 2014, April 30, 2015, April 1, 2016, April 17, 2017 and April 16, 2018 as part of FFN’s equity incentive plans and vest in five equal increments over five years, except for the April 17, 2017 and April 16, 2018 restricted stock awards, which vest in three equal increments over three years.

(4)	Based on a share price of $26.37, the last reported sale of FFN’s common stock on December 31, 2018, the last business day of the 2018 fiscal year.

Outside Director Compensation Table for 2018

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Jimmy E. Allen	$25,000	$266,895	$175,636	$4,433	$471,964
Henry W. Brockman, Jr.(4)	$20,000	$266,895	$175,636	$1,870	$464,401
James W. Cross, IV(5)	$20,000	$266,895	$175,636	$365	$462,896
Dr. David H. Kemp(6)	$20,000	$266,895	$175,636	$651	$463,182
Dr. Anil C. Patel	$15,000	$266,895	$129,176	$0	$411,071
Paul M. Pratt, Jr.(7)	$20,000	$266,895	$175,636	$415	$462,946
Pamela J. Stephens	$25,000	$266,895	$175,636	$651	$468,182
Melody J. Sullivan	$25,000	$266,895	$175,636	$1,351	$468,882
Gregory E. Waldron	$20,000	$266,895	$175,636	$468	$462,999
Benjamin P. Wynd	$25,000	$266,895	$175,636	$113	$467,644

(1)	Mr. Herrington’s compensation is discussed above under the heading “Summary Compensation Table.”
(2)	The aggregate number of option awards outstanding at December 31, 2018, to FFN’s outside directors and director nominees was as follows:

Jimmy E. Allen	45,489
Henry W. Brockman, Jr.	59,675
James W. Cross, IV	48,315
Dr. David H. Kemp	57,175
Dr. Anil C. Patel	51,153
Paul M. Pratt, Jr.	48,315
Melody J. Sullivan	55,350
Pamela J. Stephens	55,800
Gregory E. Waldron	37,500
Benjamin P. Wynd	33,134

(3)

The amounts in the Stock Awards and Option Awards columns represent grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (FASB ASC Topic 718). The assumptions used in determining the values of option awards are provided in Note 18 to the Consolidated Financial Statements included in FFN’s Annual Report on Form 10-K for the year ended December 31, 2018.

(4)	Mr. Brockman was elected as a director of FFN at the 2018 annual meeting of shareholders, held on May 24, 2018, and also served as a director of FSB for the entire 2018 fiscal year.
(5)

Mr. Cross’s term as a director of FFN expired at the 2018 annual meeting of shareholders, held on May 24, 2018, upon the election of his successor, but he continued to serve as a director of FSB after the 2018 annual meeting.

(6)	Dr. Kemp was elected as a director of FFN at the 2018 annual meeting of shareholders, held on May 24, 2018, and also served as a director of FSB for the entire 2018 fiscal year.
(7)

Mr. Pratt’s term as a director of FFN expired at the 2018 annual meeting of shareholders, held on May 24, 2018, upon the election of his successor, but he continued to serve as a director of FSB after the 2018 annual meeting.

Directors of FFN receive fees, payable quarterly, as follows: (i) each director receives $20,000 per year as compensation for service as a member of the board of directors of FFN; (ii) audit, nominating and corporate governance, compensation and board regulatory committee chairpersons receive an additional $5,000 per year as compensation for serving as chairpersons of each such committee; and (iii) the Chairman of the Board receives an additional $6,000 as compensation for serving as chairman. Directors of FSB receive fees for monthly board meetings. The board of directors of FFN meets monthly, and the board of directors of FSB meets monthly.

Other Practices, Plans and Agreements

There is standard medical and disability insurance for officers and employees similar to other banking institutions in the area. FFN may enter into other incentive compensation, bonus, and/or pension plans with its officers and employees in the future as may be decided by the board of directors. Officers and employees will receive salaries standard in the market and industry.

Omnibus Equity Incentive Plan

The Company’s 2007 Omnibus Equity Incentive Plan (the “2007 Plan”), as amended and shareholder-approved, provided for the issuance of up to 4,000,000 shares. The 2007 Plan provided that no options intended to be incentive stock options may be granted after April 9, 2017. As a result, the Company’s board of directors approved, and recommended to its shareholders for approval, a new equity incentive plan, the 2017 Omnibus Equity Incentive Plan (the “2017 Plan”). The Company’s shareholders approved the 2017 Plan at the 2017 annual meeting of shareholders. The terms of the 2017 Plan are substantially similar to the terms of the 2007 Plan it was intended to replace, except that the 2017 Plan provided for the issuance of up to 5,000,000 shares. The Company is no longer issuing awards under the 2007 Plan. On April 12, 2018, the Compensation Committee approved the Amended and Restated 2017 Omnibus Equity Incentive Plan (the “Amended and Restated 2017 Plan”) in order to make the following amendments to the 2017 Plan in response to feedback the Company received from its shareholders:

•	reduce the number of shares of common stock available for issuance from 5,000,000 shares under the 2017 Plan to 3,500,000 shares under the Amended and Restated 2017 Plan;

•	revise the definition of Change in Control to include only actual changes in control (and removed triggering events that represented a potential change in control);

•	remove the Compensation Committee’s authority to accelerate vesting (other than in cases of termination of the participant’s employment);

•

remove certain provisions allowing recycling of shares and to clarify that (1) shares tendered in payment of an option, (2) shares delivered or withheld to satisfy tax withholding obligations and (3) shares covered by a stock-settled SAR or other awards that were not issued upon settlement of the award will not be available for issuance under the Amended and Restated 2017 Plan; and

•	remove the ability to grant reload options (automatic granting of new options at the time of exercise).

The Amended and Restated 2017 Plan did not require approval by the Company’s shareholders. At December 31, 2018, there were 2,513,043 authorized shares available for issuance under the Amended and Restated 2017 Plan.

Employee, organizer and director awards are generally granted with an exercise price equal to the market price of the Company’s common stock at the date of grant; those option awards have a vesting period of two to five years and have a ten-year contractual term. The Company assigns discretion to its board of directors to make grants either as qualified incentive stock options or as non-qualified stock options. All employee grants are intended to be treated as qualified incentive stock options, if allowable. All other grants are expected to be treated as non-qualified.

Additionally, the Company’s 2007 Plan and the Amended and Restated 2017 Plan provide for the granting of restricted share awards and other performance related incentives. When restricted shares are awarded, a participant receives voting and dividend rights with respect to the shares, but is not able to transfer the shares until the restrictions have lapsed. All outstanding restricted share awards have a vesting period of two to seven years and vest in equal annual installments on the anniversary date of the grant. During 2018, 126,288 restricted share awards were granted from the Company’s Amended and Restated 2017 Plan.

Executive Transition Agreement with Richard E. Herrington

On March 8, 2019, Richard E. Herrington entered into an Executive Transition Agreement with FFN and the Bank, pursuant to which Mr. Herrington retired from his position as an executive officer of the company and a member of the board of directors, in each case effective as of March 8, 2019. Mr. Herrington has also agreed to remain an employee of the company through September 8, 2019 to provide services to the company on a transitional basis. The Executive Transition Agreement provides that Mr. Herrington will receive, in exchange for his release of all potential claims against the company, a payment of the gross amount of $1,322,018.00. Mr. Herrington also will receive a payment of $661,009.00 pursuant to the terms of his Confidentiality, Non-Competition, and Non-Solicitation Agreement dated as of January 29, 2014, and, pursuant to the terms of his Employment Agreement with the Bank dated as of January 29, 2014, all of his outstanding, unvested equity awards will become fully-vested on September 8, 2019.

Employment Agreements

Each of Ms. Bowers and Mr. McDaniel have entered into employment agreements with the Bank that provide for, among other benefits, the following payments in connection with a termination of employment:

•

In the case of the retirement of the executive officer, all unvested stock options, restricted stock, or other equity granted to the executive officer will become fully vested as of the date of termination regardless of the vesting schedule associated with such equity grants.

•

In the event the executive officer is terminated by the company without Cause (as defined in the employment agreements) or the executive officer resigns with Good Reason (as defined in the employment agreements) other than in connection with a Change in Control (as defined in the employment agreements), then the executive officer will be entitled to receive payments equal to two times his or her then current base salary plus two times his or her three-year average cash incentive payments. In addition, all unvested stock options, restricted stock, or other equity granted to the executive officer will become fully vested as of the date of termination regardless of the vesting schedule associated with such equity grants.

•

Upon the occurrence of a Change in Control (as defined in the employment agreements), followed at any time during the term of the agreements by the involuntary termination of the executive officer’s employment, other than for Cause, or, to the extent permitted under the terms of the employment agreements, upon the executive officer’s voluntary termination of employment within 12 months prior to a Change in Control or 24 months following a Change in Control, the executive officer will be entitled to receive payments equal to two times his or her then current base salary plus two times his or her three-year average cash incentive payments. In addition to the foregoing, the executive officer will be entitled to receive from the Bank, or its successor, hospital, health, medical and life insurance on the terms and at the cost to the executive officer as such executive officer was receiving such benefits upon the date of his or her termination. The Bank’s obligation to continue such insurance benefits will be for a period of two years. In addition, all unvested stock options, restricted stock, or other equity granted to the executive officer will become fully vested as of the date of termination regardless of the vesting schedule associated with such equity grants.

Equity Compensation Plan Information as of December 31, 2018

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by stockholders	1,807,922	$24.68	2,513,043
Equity compensation plans not approved by stockholders	0	$0	0

Total	1,807,922	$24.68	2,513,043

Compensation Committee Interlocks and Insider Participation

Jimmy E. Allen, Pamela J. Stephens, Melody J. Sullivan and Benjamin P. Wynd served as members of FFN’s compensation committee in 2018. None of the members of the compensation committee is a current or former officer of FFN. There is not, nor was there during 2018, any compensation committee interlock or insider participation on the compensation committee required to be disclosed under Item 407 of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including our independent directors) and executive officers of FFN and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. These loans are made on substantially the same terms (including interest rates and collateral) as those available at the time for comparable transactions with persons not related to the bank and did not involve more than the normal risk of collectability or present other unfavorable features.

In addition, the Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

Policies and Procedures for Related Person Transactions

FFN has a written related person transactions policy, pursuant to which FFN’s executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with FFN without the consent of FFN’s audit committee. Any request for FFN to enter into a transaction with an executive officer, director, principal shareholder or any of such persons’ immediate family members, other than transactions available to all employees generally or involving less than $5,000 when aggregated with similar transactions, must be presented to FFN’s audit committee for review, consideration and approval, unless the transaction involves an employment or other compensatory arrangement approved by the compensation committee. All of FFN’s directors, executive officers and employees are required to report to FFN’s audit committee any such related person transaction. In approving or rejecting the proposed agreement, FFN’s audit committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. After consideration of these and other factors, the audit committee may approve or reject the transaction. Consistent with the policy, if FFN should discover related person transactions that have not been approved, the audit committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Certain Transactions with Management

Banking transactions with directors, officers, and employees may be performed in the ordinary course of business. Any extensions of credit to these individuals is made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and will not involve more than the normal risk of repayment. Outstanding loans to executive officers, directors, principal shareholders, and companies with whom they are associated as of December 31, 2018, were approximately $22,701,620.

Our directors are required to devote only so much of their time to the business of the Bank and FFN as in their judgment is reasonably required. Our directors, and their affiliates, may engage, and are presently engaging, for their own accounts in other business ventures, including management and the formation of other corporations or ventures. Such activities may result in conflicts of interest.

Based on competitive bids, FFN is using Full Service Insurance to provide various insurance coverage including health, director’s and officer’s liability, personal property and bond coverage. Full Service Insurance is an affiliate of Paul M. Pratt, Jr., a director nominee. Mr. Pratt owns 50% of Full Service Insurance and the remaining 50% is owned by Mr. Pratt’s brother. Since January 1, 2018, payments to Full Service Insurance totaled $1,026,954.52.

The Bank leases a facility from Columbia Avenue Partners, LLC (“Columbia Avenue Partners”) in Downtown Franklin to house the main office, corporate headquarters, and operational areas. Columbia Avenue Partners is an affiliate of Henry W. Brockman, Dr. David H. Kemp, and, until December 31, 2013, Paul M. Pratt, Jr. Mr. Brockman and Dr. Kemp were directors of FFN and the Bank during 2018, and Dr. Kemp and Mr. Pratt are director nominees. The Bank received a third party review to assure lease rates and terms are competitive. In early 2013, construction began on an additional operations facility adjacent to the Bank’s 722 Columbia Avenue headquarters. This property is now leased from Columbia Avenue Partners. Since January 1, 2018, payments to Columbia Avenue Partners, LLC totaled $2,199,876.19. In addition, on June 11, 2015, the Bank entered into a Triple Net Office Lease Agreement for additional office space and parking for the Bank with Columbia Avenue Partners. The lease has a term of 15 years and provides for monthly rent payments of $46,508.45 per month. In addition to the Columbia Avenue offices, the Bank has signed a lease with Berry Farms Real Estate Partners, LLC, consisting of directors Brockman, Kemp, and, until December 31, 2013, director nominee Pratt, for the Bank’s Berry Farms branch, which opened in September 2013. Since January 1, 2018, payments to Berry Farms Real Estate Partners, LLC totaled $152,094.76. In September 2013, the Bank entered into an agreement with Aspen Development of Cool Springs, LLC, comprised of directors Brockman and Kemp, to relocate the Bank’s Cool Springs branch. That lease commenced in June 2014. Since January 1, 2018, payments to Aspen Development of Cool Springs, LLC totaled $342,354.04.

On March 30, 2016, the Bank and Gateway Real Estate Partners, LLC entered into a Triple Net Office Lease Agreement for office space for the Bank in a building under development in Murfreesboro, Tennessee. Gateway Real Estate Partners, LLC is an affiliate of Henry W. Brockman and Dr. David H. Kemp, each of whom were directors of the Company and the Bank in 2018. The lease has a term of 15 years. Since January 1, 2018, lease payments to Gateway Real Estate Partners, LLC totaled $623,191,53.

On July 25, 2017, the Bank and Petra Real Estate Partners II, LLC entered into a Triple Net Office Lease Agreement (the “Spring Hill Lease”). The Spring Hill Lease relates to the relocation of the Bank’s Spring Hill, Tennessee branch, which is currently located at 2035 Wall Street, Spring Hill, Tennessee 37174, to the premises subject to the Spring Hill Lease, which is located at 4824 Main Street, Suite 120, Spring Hill, Tennessee 37174. Petra Real Estate Partners II, LLC is an affiliate of Henry W. Brockman and Dr. David H. Kemp, each of whom were directors of the Bank in 2018. The Spring Hill Lease has a term of 15 years, which the Bank has the option to renew for two successive five year periods, and provides for monthly rent payments of $10,176.58 per month for the first year of the term of the Spring Hill Lease, subject to annual adjustment thereafter. Since January 1, 2018, lease payments to Petra Real Estate Partners II, LLC totaled $139,468.50.

On August 28, 2018, the Bank and South Royal Oaks Partners, LLC entered into a Triple Net Office Lease Agreement (the “Royal Oaks Lease”) for operations space at 231 South Royal Oaks Boulevard, Franklin, Tennessee. South Royal Oaks Partners, LLC is an affiliate of Henry W. Brockman, Jr. and Dr. David H. Kemp, each of whom were directors of the Company and the Bank in 2018. The Royal Oaks Lease has a term of 15 years, which the Bank has the option to renew for two successive five year periods, and provides for monthly rent payments of $22,641.67 per month for the first year of the term of the Royal Oaks Lease, subject to annual adjustment thereafter.

Kevin Herrington, the former Executive Vice President, Chief Operating Officer of the Bank, is the son of Richard E. Herrington, the former President, Chief Executive Officer and Chairman of the Board of FFN. During 2018, the Company paid Kevin Herrington total compensation of $481,486, consisting of salary, bonus, value of equity awards and benefits, including 401(k) match, car allowance, country club membership, healthcare benefits and insurance.

PROPOSAL 1

ELECTION OF DIRECTORS

Director Nominees

The persons listed below have been nominated by our board of directors to serve as directors for a one-year term expiring at the annual meeting of shareholders occurring in 2020. In addition to Messrs. Allen, Cross, Waldron and Wynd, Drs. Patel and Kemp, Ms. Stephens and Ms. Sullivan, each of whom are current directors of FFN, the board of directors nominated Paul M. Pratt, Jr. to serve as director, who previously served as a director of FFN until the 2018 annual meeting of shareholders. Mr. Brockman’s term as a director of FFN will expire at the 2019 annual meeting upon the election of his successor, but he will continue to serve as a director of the Bank after the 2019 annual meeting. Each nominee has consented to serve on our board of directors. If any nominee were to become unavailable to serve as a director, our board of directors may designate a substitute nominee. In that case, the persons named as proxies on the accompanying proxy card will vote for the substitute nominee designated by our board of directors. The biographies of each of the nominees below contain information regarding the person’s service as a director, business experience, director positions for SEC reporting companies held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and the board of directors to determine that the person should serve as a director for the Company.

Jimmy E. Allen, age 79, is a director of FFN and the Bank. Mr. Allen is the Owner of Venture Express, Inc. since 1980; Creative Transportation since 1999; Allen’s Cartage Company, LaVergne, Tennessee since 1980; and co-owner of Center Hill Marina & Yacht Club since 1994. He attended Austin Peay State University, Clarksville, Tennessee and the University of Tennessee, Nashville. Mr. Allen formerly served as a member of the board of directors of MidSouth, Rutherford Bank & Trust, Murfreesboro and Independent Bank, Gallatin, Tennessee. He served as past chairman of Tennessee Trucking Association and Nashville Motor Freight. His past accomplishments include being selected as Nashville Business Journal’s Executive of the Year. He is a supporter of Vanderbilt Children’s Hospital and Ronald McDonald House.

Director Qualifications:

•	Extensive Knowledge of the Financial Services Industry—Mr. Allen formerly served as a member of the board of directors of multiple banks.

•	Relevant Executive/Leadership Experience—Mr. Allen is the President of three companies and the co-owner of a marina and yacht club.

•	Relevant Governance Experience—Mr. Allen served as past chairman of two organizations.

James W. Cross, IV, age 55, has been a director of FFN since March 8, 2019 and a director of the Bank since July of 2009 and was previously a director of FFN from July 2009 to February 23, 2016 and from May 25, 2017 to May 24, 2018. Mr. Cross is President of Century Construction Company, Inc., a General Contractor in Franklin, Tennessee. Mr. Cross also serves as President of Century Investment Partners, a site development firm also based in Franklin, Tennessee. Mr. Cross has more than 30 years of business experience in Tennessee, beginning his career at Century Construction Company, Inc., a firm started by his father, James W. Cross, III in 1958. Mr. Cross served on the board of directors of Franklin Financial Corporation, parent of Franklin National Bank and the Tennessee affiliate board of directors of Fifth Third Bank in Franklin, Tennessee. Mr. Cross is a member of the board of directors of Williamson Medical Center. He previously served on the board of directors of Franklin Tomorrow, Leadership Franklin, Youth Leadership Franklin, the Franklin-Williamson County Chamber of Commerce, the Williamson County Library, the Williamson County Library Foundation and Battle Ground Academy.

Director Qualifications:

•

Extensive Knowledge of Our Company—Mr. Cross has been a director FFN since March 8, 2019 and a director of the Bank since July of 2009 and was previously a director of FFN from July 2009 to February 23, 2016 and from May 25, 2017 to May 24, 2018.

•

Extensive Knowledge of the Financial Services Industry—Mr. Cross served on the board of directors of Franklin Financial Corporation, parent of Franklin National Bank and the Tennessee affiliate board of directors of Fifth Third Bank in Franklin, Tennessee.

•	Relevant Executive/Leadership Experience—Mr. Cross is the President of a general contractor and a site development firm and has more than 30 years of business experience in Tennessee.

Dr. David H. Kemp, age 60, has been a director of the Bank since its inception and was previously a director of FFN from its inception until May 25, 2017 and from May 24, 2018 to the present. Dr. Kemp has more than 30 years of healthcare experience in Franklin, Tennessee. Dr. Kemp opened Kemp Orthodontics (now Kemp & Rice Orthodontics) in Franklin in 1986 and has owned and operated the business since that time. Dr. Kemp serves as an advocate speaker for 3M Oral Care and he furthers his education by participating in and lecturing to various dental study clubs, both locally and internationally. Dr. Kemp hosts in office courses to orthodontists promoting his ultra esthetic orthodontic technique he has developed. From 1993 to April 2007, Dr. Kemp served as an Advisory Board member to First Tennessee Bank in Franklin, supporting Regional Presidents in the accomplishment of their responsibilities by assisting in contacts with community leaders. Dr. Kemp holds a Bachelor of Science from the University of Tennessee, Martin, Tennessee. Dr. Kemp is also a graduate of The University of Tennessee, Center for the Health Sciences, Memphis, Tennessee and holds both a Doctor of Dental Science and a Postdoctoral Master of Science in Orthodontics.

Director Qualifications:

•

Extensive Knowledge of Our Company—Dr. Kemp has been a member of the board of directors of the Bank since inception and was previously a director of FFN from FFN’s inception until May 25, 2017 and from May 24, 2018 to the present.

•

Extensive Knowledge of the Financial Services Industry—In addition to his service on the boards of directors of FFN and the Bank, Dr. Kemp served on the Advisory Board for First Tennessee Bank in Franklin, Tennessee from 1993 to April 2007.

•	Extensive Knowledge of the Healthcare Industry— Dr. Kemp has more than 30 years of healthcare experience in Franklin, Tennessee.

Dr. Anil C. Patel, age 61,was born and raised in Lusaka, Zambia. He earned his bachelor’s and medical degrees from the University of Zambia in 1979 and 1982, respectively. Dr. Patel came to Nashville, Tennessee after finishing medical school to practice medicine in the United States. He completed his residency in Internal Medicine at Baptist Hospital in 1988, his fellowship training in Gastroenterology at Vanderbilt University in 1990, and his Masters of Business Administration at the Vanderbilt Owen Graduate School of Business in 1998.

Dr. Patel has been providing gastroenterology services to his patients at his endoscopy center in Clarksville, Tennessee since 1993. Dr. Patel has also been involved with the construction of several Marriott hotels and retirement communities in the Middle Tennessee area, and in 2005, he helped organize Civic Bank & Trust (“Civic”). He served as Chairman of the board of directors of Civic since Civic’s organization until its merger with and into the Bank, effective April 1, 2018. Dr. Patel was elected to the board of directors of FFN and the Bank effective April 1, 2018, pursuant to the requirements of the Agreement and Plan of Reorganization and Bank Merger dated December 14, 2015, by and among the Bank, Civic, and FFN, as amended by Amendment No. 1, dated May 9, 2016, Amendment No. 2, dated March 30, 2017, and Amendment No. 3, dated September 29, 2017.

Director Qualifications:

•

Extensive Business Experience—Dr. Patel has extensive business experience and knowledge of the Nashville and broader Middle Tennessee markets. His connection to, and business experience in, both the Nashville and greater Middle Tennessee markets will provide valuable insight into those markets.

•	Relevant Governance Experience—Dr. Patel previously served chairman of the board of directors of Civic.

Paul M. Pratt, Jr., age 55, has been a member of the board of directors of the Bank since inception and was previously a director of FFN from FFN’s inception until February 23, 2016 and from May 25, 2017 to May 24, 2018. Mr. Pratt has 30 years of financial services and business experience in Franklin, Tennessee. In 1983, Mr. Pratt began his financial services career with Full Service Insurance, an independent insurance broker in Franklin, Tennessee. He rose through the ranks to become President, the position he holds today. Mr. Pratt is a 1983 graduate of Columbia State Community College with an Associate Degree in Engineering. Mr. Pratt is a Past President of the Board of Directors of the Franklin Noon Rotary Club and a former board member of Williamson Medical Foundation, a non-profit dedicated to philanthropic community gifts to Williamson Medical Center in Franklin, Tennessee. Mr. Pratt also served on the Williamson County Advisory Board of Cumberland Bank until April 2007.

Director Qualifications:

•

Extensive Knowledge of Our Company—Mr. Pratt has been a member of the board of directors of the Bank since inception and was previously a director of FFN from FFN’s inception until February 23, 2016 and from May 25, 2017 to May 24, 2018.

•	Extensive Knowledge of the Financial Services Industry—Mr. Pratt has 30 years of financial services and business experience in Franklin, Tennessee.

•	Relevant Executive/Leadership Experience—Mr. Pratt serves as President of an independent insurance broker.

Pamela J. Stephens, age 60, has been a director of FFN and the Bank since July of 2009. Ms. Stephens is a Funeral Director and part owner and President of Williamson Memorial Funeral Home & Cremation Services in Franklin, Tennessee and joined the firm in 1995, part owner and Secretary/Treasurer of Williamson Memorial Gardens in Franklin, Tennessee and joined the firm in 1995, and part owner and Vice President of Spring Hill Memorial Park, Funeral Home and Cremation Services in Spring Hill, Tennessee and started the firm along with family in 1998. From 2003 to 2007, Ms. Stephens served on the board of directors of Cumberland Bank in Franklin, Tennessee. Ms. Stephens was the recipient of the Walk of Fame Award in 2015 presented by CABLE, a women’s professional organization. Ms. Stephens is the recipient of the Paul Harris Fellow and was awarded this achievement twice. She served as charter president of the Rotary Club of Spring Hill and current member of the Franklin Downtown Rotary Club. She is a past president of the Cemetery Association of Tennessee, past president of the Tennessee Funeral Directors Association and past president of the Southern Cemetery and Funeral Association. Ms. Stephens is currently serving as a director on the Board of Directors for the Williamson Medical Center Foundation Board, and is a member of Mt. Carmel Cumberland Presbyterian Church.

Director Qualifications:

•	Extensive Knowledge of Our Company—Ms. Stephens has been a director of FFN and the Bank since July of 2009.

•	Relevant Executive/Leadership Experience—Ms. Stephens serves in leadership positions and is the part owner of multiple businesses in the funeral services industry.

•

Relevant Governance Experience—Ms. Stephens previously served on the board of directors of Cumberland Bank and is the past president of multiple organizations. She also has served on various legislative committees in the funeral industry.

Melody J. Sullivan, age 66, has been a director of FFN and the Bank since May of 2010. Ms. Sullivan founded the first woman-owned CPA firm in Franklin, Tennessee’s Historic Downtown business district in July of 1986 after working as a staff accountant for one of Nashville’s most respected business owners and CPA firms, and serving as comptroller for a local food service company. Ms. Sullivan served as Owner of Smiley CPAs (now known as Smiley, Smith, Wynd, LLC) from July 1986 through November 2014 and retired in April 2015. She served on the board of directors of Franklin National Bank for 14 years and Fifth Third Bank for five years. Ms. Sullivan is a member and past president of the Franklin Breakfast Rotary Club. She served on the board of directors for Waves in Franklin, Tennessee, an organization dedicated to enabling individuals with intellectual and developmental disabilities to progress toward their full potential. She is a past president of the board of directors of Franklin Family YMCA and has served on the board of directors of United Way of Williamson County, Franklin Tomorrow, the Williamson County-Franklin Chamber of Commerce, The March of Dimes, Williamson County CASA, and Historic Carnton Plantation. Ms. Sullivan is a graduate of Leadership Franklin. She is a past chairperson of the Small Business Development Division of the Williamson County-Franklin Chamber of Commerce.

Director Qualifications:

•	Extensive Knowledge of Our Company—Ms. Sullivan has been a director of FFN and the Bank since May of 2010.

•

High Level of Financial Literacy—Ms. Sullivan has over 30 years of experience as a CPA. She founded the first woman-owned CPA firm in downtown Franklin, Tennessee, served as a staff accountant for one of Nashville’s most respected business owners and CPA firms, served as comptroller for a local food service company and has been designated as our “audit committee financial expert” on our audit committee.

•	Extensive Knowledge of the Financial Services Industry—Ms. Sullivan served on the board of directors of Franklin National Bank for 14 years and Fifth Third Bank for five years.

Gregory E. Waldron, age 56, has been a director of FFN and the Bank since April 28, 2015. Mr. Waldron is a partner and managing member of Waldron Enterprises, LLC in Murfreesboro, Tennessee, which he joined in 1986. He received a Bachelor of Science in Engineering Science from Lipscomb University in Nashville, Tennessee in 1985. Waldron Enterprises, LLC is involved in building and selling new homes, building and managing apartments, developing residential lots, and developing commercial investment property for retail and office use. He formerly served on the board of directors of MidSouth from 2003 to 2014 and as its Vice Chairman from 2012 to 2014; on the board of directors of Middle Tennessee Christian School from 1999 to 2007 and as its Vice Chairman from 2006 to 2007; on the Community Board of Cavalry Banking from 2000 to 2003; on the board of directors of Trans Financial Bank of Tennessee from 1997 to 1999; and on the Rutherford County Home Builders Association from 1994 to 1995.

Director Qualifications:

•	Relevant Executive/Leadership Experience—Mr. Waldron is a partner and managing member of a company and has served as Vice Chairman of organizations.

•	Extensive Knowledge of the Financial Services Industry—Mr. Waldron has served on the boards of multiple banks.

•	Extensive Knowledge of the Real Estate Industry—Mr. Waldron has extensive experience in the real estate industry.

Benjamin P. Wynd, age 41, has been a director of FFN and the Bank since August 25, 2015. Mr. Wynd serves as Partner of SSW CPAs, a local Franklin, Tennessee CPA firm started in 1986, since November 2014, and as Partner of SSW Capital LLC, a locally-owned financial services and transaction advisory firm. Mr. Wynd currently serves on the board of directors for Outdoor Encounter, Inc., a Franklin, Tennessee based non-profit organization. Prior to joining SSW CPAs, Mr. Wynd was heavily involved in Nashville’s healthcare industry, serving as the Director of Financial Reporting at Tenet Healthcare/Vanguard. While at Tenet/Vanguard, he was actively engaged in working on the company’s SEC filings, including Vanguard’s initial public offering in June 2011, comprehensive debt refinancing, overseeing the financial reporting of the company’s health plans and supporting acquisition due diligence. Mr. Wynd’s experience also includes working with national accounting firms, as well as with the 2002 Olympic Winter Games in Salt Lake City, Utah. Mr. Wynd is a graduate of Transylvania University in Lexington, Kentucky. Mr. Wynd is currently a member of the Tennessee Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Director Qualifications:

•

High Level of Financial Literacy—Mr. Wynd serves as partner of a CPA firm, is Partner of a financial services and transaction advisory firm, has worked with national accounting firms and is a member of the Tennessee Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

•	Extensive Knowledge of the Healthcare Industry—Mr. Wynd was heavily involved in Nashville’s healthcare industry.

•

Extensive Public Company Experience—Mr. Wynd served as the Director of Financial Reporting at Tenet Healthcare/Vanguard and was actively engaged in working on the company’s SEC filings, including Vanguard’s initial public offering in June 2011, comprehensive debt refinancing, overseeing the financial reporting of the company’s health plans and supporting acquisition due diligence.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION TO OUR BOARD OF DIRECTORS NAMED ABOVE. Each proxy solicited on behalf of our board of directors will be voted FOR each of the nominees for election to our board of directors unless the shareholder instructs otherwise in the proxy.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

General

Our board of directors has selected Crowe LLP as the independent auditor to perform the audit of our consolidated financial statements for 2019. Crowe LLP is a registered public accounting firm.

Our board of directors is asking our shareholders to ratify the selection of Crowe LLP as our independent auditor for 2019. Although not required by law or our bylaws, our board of directors is submitting the selection of Crowe LLP to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, our board of directors, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

Representatives of Crowe LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from our shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF CROWE LLP AS OUR INDEPENDENT AUDITOR FOR 2019. Each proxy solicited on behalf of our board of directors will be voted FOR the ratification of the selection of Crowe LLP as our independent auditor for 2019 unless the shareholder instructs otherwise in the proxy. If our shareholders do not ratify the selection, the matter will be reconsidered by our board of directors.

Audit and Non-Audit Services

Our audit committee is directly responsible for the appointment, compensation, and oversight of our independent auditor. It is the policy of our audit committee to pre-approve all audit and non-audit services provided by our independent registered public accountants. Our audit committee has considered whether the provision by Crowe LLP of services of the varieties described below is compatible with maintaining the independence of Crowe LLP. Our audit committee believes the audit and tax services provided to us do not jeopardize the independence of Crowe LLP.

The table below sets forth the aggregate fees we paid to Crowe LLP for audit and non-audit services provided to us in 2018 and 2017.

Fees	2018	2017
Audit Fees	$549,000	$487,394
Audit-Related Fees	$42,306	$74,750
Tax Fees	$139,995	$94,700
All Other Fees	$—	$—
Total	$731,301	$656,844

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees for any services not included in the first three categories.

AUDIT COMMITTEE REPORT

Our audit committee has the responsibilities and powers set forth in its charter, which include the responsibility to assist our board of directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The audit committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.

Management is responsible for the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

The audit committee reviews our financial reporting process. In this context, the audit committee:

•	has reviewed and discussed with management the audited financial statements for the year ended December 31, 2018;

•

has discussed with Crowe LLP, our independent registered public accountants, the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

•	has received the written disclosures and the letter from Crowe LLP required by the PCAOB regarding their independence, and has discussed with Crowe LLP the independent accountant’s independence.

Based on this review and the discussions referred to above, the audit committee recommended that our board of directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC. The audit committee has also recommended the reappointment, subject to shareholder ratification, of Crowe LLP as our independent registered public accountants for 2019.

This report is submitted on behalf of the members of the audit committee and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under these Acts.

Jimmy E. Allen

Pamela J. Stephens

Melody J. Sullivan

Gregory E. Waldron

Benjamin P. Wynd (Chair)

OTHER INFORMATION CONCERNING MANAGEMENT

Executive Officers

The following tables set forth information regarding our executive officers as of the date of this proxy statement.

Name	Age	Position
Christopher J. Black	44	Executive Vice President and Chief Financial Officer of FFN and the Bank
Sally E. Bowers	66	Executive Vice President, Chief Mortgage Officer of the Bank
Terry R. Howell	61	Executive Vice President, Interim Chief Operating Officer of the Bank and Corporate Risk Officer of FFN
J. Myers Jones, III	68	Interim Chief Executive Officer of FFN and the Bank
Eddie A. Maynard, Jr.	43	Executive Vice President and Chief Credit Officer of the Bank
David J. McDaniel	51	Executive Vice President, Chief Lending Officer, and Williamson County President of the Bank
Lee M. Moss	67	Interim President of FFN and President of the Bank

The following is a brief discussion of the business and banking background and experience of our executive officers. None of our current executive officers or directors has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or executive officer.

Christopher J. Black, age 44, is the Executive Vice President and Chief Financial Officer of FFN and the Bank since December 12, 2018. Mr. Black previously served as the Company’s Executive Vice President, Strategy from November 16, 2018 to December 12, 2018. Prior to joining the Company, Mr. Black was at FirstBank, a bank headquartered in Downtown Nashville, serving as Senior Vice President and Chief Financial Officer, Banking from August 2017 to November 2018 and as Director of Strategic Finance from May 2016 to August 2017. From 2014 to 2016, Mr. Black served as Chief Risk Officer, Managing Director for Kingswell Capital Management, LLC, a financial services company, and from 2010 to 2013, Mr. Black served as Sr. Research Analyst, Principal for Rinehart Capital Partners, LLC, a company providing investment advisory services. Previously, Mr. Black worked in the investment management and investment research industries in New York City, specializing in the banking sector while serving as Vice President at Merrill Lynch & Co. from 2006 to 2009 and as Associate Managing Director at ISI Group, Inc. from 2009 to 2010. Prior to working in the private sector, Mr. Black served for over nine years as an Officer and pilot in the United States Air Force.

Sally E. Bowers, age 66, is the Chief Mortgage Banking Officer and has been the Executive Vice President and Mortgage Division Manager of the Bank since November 2007. She has over 30 years of banking experience in Middle Tennessee, primarily in the mortgage banking area. Ms. Bowers began her banking career in 1975 in retail banking at Fidelity Federal Savings Bank which later merged with Union Planters National Bank. During her 20 years at Fidelity Federal/Union Planters, she rose to Vice President and was responsible for mortgage, commercial and consumer loan production. She spent a short stint in 1996 as Vice President/Mortgage Production Officer at First American National Bank. In 1996, Ms. Bowers joined Franklin National Bank as Vice President/Mortgage Lending Manager and later rose to Senior Vice President with full responsibility for production, secondary market, servicing and operation of the bank’s mortgage subsidiary, Franklin Financial Mortgage. After the sale of Franklin National Bank, she joined Cumberland Bank as Executive Vice President and Mortgage Division Manager in 2004 with management responsibilities of the mortgage division. Ms. Bowers has thorough knowledge of all facets of mortgage banking. Ms. Bowers is a graduate of Memphis State University and the BAI Graduate School of Retail Banking at Vanderbilt University’s Owen School of Management.

Terry R. Howell, age 61, is the Interim Chief Operating Officer of the Bank since March 2019 and the Executive Vice President, Corporate Risk Officer of FFN since November 2016. Mr. Howell joined the Company in June 2016 from Civic Bank & Trust, where he served as Chief Operating Officer since 2015. Prior to that, Mr. Howell served as Chief Operating Officer for Red River Bank in central Louisiana for five years. Mr. Howell received a BSBA degree from the University of Tennessee and an Executive MBA from the Fogelman College of Business and Economics, University of Memphis. He has more than thirty years of financial industry experience.

J. Myers Jones, III, age 68, serves as Interim Chief Executive Officer of FFN and the Bank since March 2019. Mr. Jones previously served as Executive Vice President and Chief Credit Officer from 2011 to March 2019. Mr. Jones has more than 40 years of local community banking experience, most recently with Cadence Bank in Franklin, Tennessee, where he served as Executive Vice President of Commercial Lending. Prior to his service at Cadence Bank, Mr. Jones served as President and CEO of Franklin National Bank in Franklin, Tennessee, for 13 years prior to Franklin National’s acquisition by Fifth Third Bank. In addition to Franklin National Bank and Cadence Bank, Mr. Jones was instrumental in the success of several other area banks, including Sovran Bank and Commerce Union Bank. Mr. Jones is a graduate of Austin Peay State University in Clarksville, Tennessee and the Herbert V. Prochnow Graduate School of Banking at the University of Wisconsin in Madison, Wisconsin. In addition, Mr. Jones is a graduate of the ABA National Commercial Lending School at the University of Oklahoma.

Eddie Maynard, age 43, is the Executive Vice President, Chief Credit Officer of the Bank since March 2019. Mr. Maynard previously served as Senior Vice President and Assistant Chief Credit Officer of the Bank from February 2018 to March 2019, Senior Vice President—Division Executive from 2016 to February 2018 and Senior Vice President, Senior Commercial Lender from 2014 to 2016. Mr. Maynard joined the Company in January 2008 from Colonial Bank where he served as a Vice President, head of the Nashville LPO. Prior to that he worked for Franklin National Bank from 1998-2006 and transitioned over to Fifth Third Bank upon its acquisition. Mr. Maynard received a BSBA degree from West Virginia University. He also graduated from the Graduate School of Banking at Louisiana State University. He has more than 20 years of financial industry experience.

David J. McDaniel, age 51, is the Executive Vice President, Chief Lending Officer, and Williamson County President of the Bank since 2015. From 2011 to 2013, Mr. McDaniel was Senior Vice President, Investment Management of the Bank, and from 2013 to 2015, he was Executive Vice President and Chief Retail Officer of the Bank. Mr. McDaniel is a Brentwood native and served as Regional President at Community First Bank & Trust in Cool Springs prior to joining the Bank. In a banking career that spans more than 18 years, Mr. McDaniel has held roles at AmSouth Bank, First American Bank, Equitable Securities and Merrill Lynch. He holds a B.S. in Finance and an M.B.A. from the University of Tennessee in Knoxville, Tennessee. He is a graduate of Brentwood Academy in Brentwood. Mr. McDaniel is a graduate of Leadership Franklin, a member of the Williamson County/Franklin Chamber of Commerce, and a Health and Educational Facilities Board member of the City of Franklin.

Lee Moss, age 67, is Interim President of FFN since March 2019 and President of the Bank and a director of the Bank since July 1, 2014. Mr. Moss was the Chairman and Chief Executive Officer of MidSouth from its inception in 2003 until our acquisition of MidSouth effective July 1, 2014. He served on MidSouth’s Loan and Executive Committee (Executive Chairman), Trust Committee (Chairman), Executive Leadership Committee (Chairman) and the Asset/Liability Committee. In 1973, Mr. Moss graduated from the University of Tennessee with a Bachelor of Science degree, majoring in Banking. He graduated from the National Commercial Lending School in 1978 and the Graduate School of Banking of the South in 1983. Mr. Moss worked for Valley Fidelity Bank in Knoxville for one year after graduating from the University of Tennessee, and then worked 28 years with Third National Bank/SunTrust Bank in Nashville. He served in numerous leadership capacities in both the Retail and Commercial divisions of the bank, and in January 1995, he moved to Murfreesboro where he served as Regional President, overseeing Rutherford and Wilson Counties. In January 2003, Mr. Moss served as one of the organizers for MidSouth. Since moving to Murfreesboro, Mr. Moss formerly served as Chair of St. Thomas Rutherford Hospital’s Board and currently serves as Chair-Elect of Tennessee Bankers Association, member of Saint Thomas Health Services Board in Nashville, Business Education Partnership Board, and as a Sunday School teacher and Administrative board member for First United Methodist Church. Mr. Moss is a graduate of Leadership Rutherford and Leadership Middle Tennessee.

ADDITIONAL INFORMATION

Solicitation of Proxies

Our board of directors is making this solicitation of proxies on our behalf. In addition to solicitation by use of the mails, our directors, officers and employees may solicit proxies in person or by telephone, facsimile or other means of communication. We will not pay our directors, officers or other regular employees any additional compensation for their proxy solicitation efforts; however, we may reimburse them for any out-of-pocket expenses in connection with any solicitation.

Mailing Address of Principal Executive Office

The mailing address of our principal executive office is Franklin Financial Network, Inc., 722 Columbia Avenue, Franklin, Tennessee 37064.

Shareholder Proposals for Inclusion in Proxy Statement for 2020 Annual Meeting of Shareholders

To be considered for inclusion in our proxy statement for the 2020 annual meeting of shareholders, a shareholder proposal must be received by us no later than the close of business on December 4, 2019. Shareholder proposals must be sent to Secretary, Franklin Financial Network, Inc., 722 Columbia Avenue, Franklin, Tennessee 37064. We will not be required to include in our proxy statement any shareholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Tennessee corporate law.

Other Shareholder Proposals for Presentation at the 2020 Annual Meeting of Shareholders

In addition to the above, our bylaws contain an advance notice provision requiring that, if a shareholder’s proposal is to be brought before and considered at the 2020 annual meeting of shareholders, such shareholder must provide timely written notice thereof to our Secretary. In order to be timely, the notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that if fewer than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholders to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made. In the event a shareholder proposal intended to be presented for action at the 2020 annual meeting is not received timely, then the persons designated as proxies in the proxies solicited by the board of directors in connection with the 2020 annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the 2020 annual meeting.

OTHER MATTERS

As of the date hereof, our board of directors knows of no business that will be presented at the annual meeting other than the proposals described in this proxy statement. If any other proposal properly comes before the shareholders for a vote at the annual meeting, the proxy holders will vote the shares of common stock represented by proxies that are submitted to us in accordance with their best judgment.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Central Time, on May 23, 2019.

Vote by Internet

•  Go to www.envisionreports.com/FSB

•  Or scan the QR code with your smartphone

•  Follow the steps outlined on the secure website

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone.

•  Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold			For	Withhold		For	Withhold
01 – Jimmy E. Allen	☐	☐	02 – James W. Cross, IV		☐	☐	03 – Dr. David H. Kemp	☐	☐

04 – Dr. Anil C. Patel	☐	☐	05 – Paul M. Pratt, Jr.		☐	☐	06 – Pamela J. Stephens	☐	☐

07 – Melody J. Sullivan	☐	☐	08 – Gregory E. Waldron		☐	☐	09 – Benjamin P. Wynd	☐	☐

2. As to the ratification of the selection of Crowe LLP as the Corporation’s independent registered public accounting firm for 2019 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.				For	Against	Abstain
				☐	☐	☐

B Non-Voting Items

Change of Address – Please print your new address below.	Comments – Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within box.	Signature 2 – Please keep signature within box.

/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Franklin Financial Network, Inc.

Notice of 2019 Annual Meeting of Shareholders

Franklin Synergy Bank – Musgrove Auditorium

722 Columbia Avenue, Franklin, TN 37064

Proxy Solicited by Board of Directors for Annual Meeting – May 23, 2019 at 9:30 a.m. Central Time

J. Myers Jones, III, Christopher J. Black, Mandy Garland, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Franklin Financial Network, Inc. to be held on May 23, 2019 at 9:30 a.m. Central Time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)